UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2017

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12400	94-3136539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 Augustine Cut-Off Wilmington, DE	19803
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b—2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01                                           Entry Into a Material Definitive Agreement.

On October 24, 2017, Incyte Corporation (the “Company”) entered into a Global Collaboration and License Agreement (the “Agreement”) with MacroGenics, Inc. (“MacroGenics”).

Under the terms of the Agreement, the Company received exclusive development and commercialization rights worldwide to MGA012, an investigational monoclonal antibody that inhibits programmed cell death protein 1 (PD-1). MGA012 is currently in clinical development by MacroGenics.  Except as set forth in the succeeding sentence, the Company will have sole authority over and bear all costs and expenses in connection with the development and commercialization of MGA012 in all indications, whether as a monotherapy or as part of a combination regimen.  MacroGenics has retained the right to develop and commercialize, at its cost and expense, its pipeline assets in combination with MGA012.  In addition, MacroGenics has the right to manufacture a portion of both companies’ global clinical and commercial supply needs of MGA012.

The Company has agreed to pay MacroGenics an upfront payment of $150 million.  MacroGenics will be eligible to receive up to $420 million in future contingent development and regulatory milestones and up to $330 million in commercialization milestones as well as tiered royalties ranging from 15% to 24% of global net sales.  MacroGenics’ right to receive royalties (subject to certain adjustments) in any particular country will expire upon the last to occur of (a) the expiration of patent rights in that particular country, (b) a specified period of time after the first commercial sale of a licensed product comprising MGA012 in that country, or (c) the expiration or termination of any regulatory exclusivity granted in that particular country.

The Agreement includes various representations, warranties, covenants, indemnities and other provisions customary for transactions of this nature.  The Agreement will continue until the Company is no longer commercializing, developing, manufacturing MGA012 or, if earlier, the termination of the Agreement in accordance with its terms.  The Agreement may be terminated in its entirety or on a licensed product by licensed product basis by the Company for convenience.  The Agreement may also be terminated by either party under certain other circumstances, including material breach, as set forth in the Agreement.  The effectiveness of the Agreement is conditioned on the early termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; provided, that certain provisions, including those relating to indemnification and termination for material breach, became effective upon execution of the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which the Company expects to file as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2017.

Item 7.01                                           Regulation FD Disclosure.

On October 25, 2017, the Company and MacroGenics issued a press release relating to the Agreement.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item  9.01                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press release issued by Incyte Corporation and MacroGenics, Inc. dated October 25, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2017

INCYTE CORPORATION

By:	/s/ Eric H.. Siegel
Eric H. Siegel
Executive Vice President and
General Counsel